As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

American Superconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Two Technology Drive

Westborough, Massachusetts 01581-1727

(508) 836-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory J. Yurek

Chairman, President and Chief Executive Officer

American Superconductor Corporation

Two Technology Drive

Westborough, Massachusetts 01581-1727

(508) 836-4200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Patrick J. Rondeau, Esq.	William C. Rogers, Esq.
Hale and Dorr LLP	Choate, Hall & Stewart
60 State Street	Exchange Place, 53 State Street
Boston, Massachusetts 02109	Boston, Massachusetts 02109
Telephone: (617) 526-6000	Telephone: (617) 248-5000
Telecopy: (617) 526-5000	Telecopy: (617) 248-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-108347

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (2)	1,121,250 shares	$9.50	$10,651,875	$862

(1)	Includes 146,250 shares of common stock subject to the underwriters’ over-allotment option.
(2)	Includes rights to purchase shares of common stock pursuant to the Rights Agreement, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of American Superconductor Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-108347) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westborough, state of Massachusetts, on the 2nd day of October, 2003.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ GREGORY J. YUREK

Gregory J. Yurek
Chairman of the Board, President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. YUREK Gregory J. Yurek	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	October 2, 2003

/s/ KEVIN M. BISSON Kevin M. Bisson	Senior Vice President and Chief Financial Officer (principal financial officer)	October 2, 2003

/s/ THOMAS M. ROSA Thomas M. Rosa	Vice President of Finance and Accounting (principal accounting officer)	October 2, 2003

Signature	Title	Date

* Albert J. Baciocco, Jr.	Director	October 2, 2003

* Peter O. Crisp	Director	October 2, 2003

* Richard Drouin	Director	October 2, 2003

* Gérard Menjon	Director	October 2, 2003

* Andrew G.C. Sage, II	Director	October 2, 2003

* John B. Vander Sande	Director	October 2, 2003

By:	/s/ KEVIN M. BISSON

Kevin M. Bisson Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-108347) filed with the Commission on August 29, 2003.